EXHIBIT 23.2



          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
          ---------------------------------------------------



The Board of Directors
DDL Electronics, Inc.:


We consent to the use of our report, dated August 18, 1995, incorporated herein by reference in the Registration Statement on Form S-8, dated July 24, 1996, of DDL Electronics, Inc.

As discussed in note 1 to the financial statements, in 1994 the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".


                          /s/ KPMG PEAT MARWICK LLP

Portland, Oregon
July 24, 1996